Exhibit 99.2

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION HORIZON ACQUISITION CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF WARRANT HOLDERS TO BE HELD ON [•], 2021 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Warrant Holders (the “Warrant Holders Meeting”) and accompanying Proxy Statement, dated [•], 2021, in connection with the Warrant Holders Meeting to be held virtually and conducted exclusively via a live audio webcast at [•] on [•], 2021 at [•] a.m., and hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all of the warrants of the warrant holders of Horizon Acquisition Corporation (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Warrant Holders Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” WARRANT AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Warrant Holders to be held on [•], 2021: This notice of meeting and the accompanying Proxy Statement are available at: [•] SEE REVERSE SIDE PROXY CARD

Please mark vote as HORIZON ACQUISITION CORPORATION — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WARRANT indicated in this X example AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL. Warrant Amendment Proposal FOR AGAINST ABSTAIN Proposal to amend the Warrant Agreement, dated as of August 25, 2020 (the “Warrant Agreement”), between Horizon and Continental Stock Transfer & Trust Company, as warrant agent, to amend and restate the Horizon IPO Public Warrants (as defined in the accompanying Proxy Statement), as contemplated by the Transaction Agreement (as defined in the accompanying Proxy Statement), to implement certain changes that are intended to result in the Horizon IPO Warrants (as defined in the accompanying Proxy Statement) being accounted for as equity within the balance sheet of Horizon Acquisition Corporation, instead of as a liability measured at fair value with non-cash fair value adjustments recorded in earnings at each reporting period. Warrant Holders Adjournment Proposal FOR AGAINST ABSTAIN Proposal to adourn the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Warrant Amendment Proposal. Date: , 2021 Warrant Holder’s Signature Warrant Holder’s Signature (if held jointly) Signature should agree with named printed hereon. If warrant is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANT HOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” WARRANT AMENDMENT PROPOSAL AND WARRANT HOLDERS ADJOURNMENT PROPOSAL AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.